                                                                       Exhibit 4


THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED AUGUST __, 2003 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SECURITIES TRANSFER COMPANY, THE SUBSCRIPTION AGENT.


Rights Certificate No.__________                        No. of Rights:__________

                    GREAT AMERICAN FINANCIAL RESOURCES, INC.
              Incorporated under the laws of the State of Delaware


                                                              CUSIP: 389915 11 7


                         SUBSCRIPTION RIGHTS CERTIFICATE
              Evidencing Subscription Rights to Purchase Shares of
            Common Stock of Great American Financial Resources, Inc.


                       Subscription Price: $14.00 per Share



     THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2003, UNLESS EXTENDED BY THE COMPANY


REGISTERED OWNER:


     THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of Common Stock of Great American Financial Resources, Inc., a Delaware corporation, at a subscription price of $14.00 per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Great American Financial Resources Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Great American Financial Resources, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the appropriate forms on the reverse side hereof in accordance with the "Instructions as to Use of Great American Financial Resources, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.


     Transferable on the books of Great American Financial Resources, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

     Witness the seal of Great American Financial Resources, Inc. and the signatures of its duly authorized officers.


Dated: August __, 2003



---------------------------------      -----------------------------------------
Carl H. Lindner                        Mark F. Muething
Chairman of the Board                  Executive Vice President, General Counsel
                                       and Secretary

              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

     For delivery by mail, hand delivery or over night courier:

                           SECURITIES TRANSFER COMPANY
                             One East Fourth Street
                                   12th Floor
                             Cincinnati, Ohio 45202

     Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

     To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line
(b) and sign under Form 5 below.

     (a) Exercise Of Basic Subscription Privilege:


         I apply for ___________________ shares x   $ 14.00    = $_________
                     (no. of new shares)         (subscription price)  (Payment)


     (b) Exercise Of Over-Subscription Privilege:

          If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription
     Privilege:


         I apply for ___________________ shares x   $ 14.00    = $_________
                     (no. of new shares)         (subscription price)  (Payment)


     (c) Total Amount of Payment Enclosed = $__________

METHOD OF PAYMENT (CHECK ONE):

[ ] Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #323-113109.

FORM 2 - SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

     To sell or transfer your subscription rights to another person, complete this Form and have your signature guaranteed under Form 6. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 6, but leave the rest of this Form 2 blank.